                                                                    EXHIBIT 4(j)

                               LOCK-UP AGREEMENT


     THIS LOCK-UP AGREEMENT (the "Agreement"), dated as of November 25, 1997, by and among Clinicor, Inc., a Nevada corporation (the "Company"), O'Donnell Family Limited Partnership, a limited partnership (the "Partnership"), Messrs. Robert
S. Sammis ("Sammis") and Thomas P. O'Donnell ("O'Donnell"), each an individual resident of the State of Texas (Sammis and O'Donnell, together with the Partnership, the "Selling Shareholders"), Oracle Partners, L.P., a Delaware limited partnership ("Oracle") and Sirrom Capital Corporation d/b/a Tandem Capital, a Tennessee corporation ("Tandem").


                                  WITNESSETH:

     WHEREAS, the Company and Tandem have entered into a Preferred Stock Purchase Agreement, dated November 7, 1997 (the "Stock Purchase Agreement"), pursuant to which the Company has agreed to issue and sell to Tandem, and its designated assigns and, subject to the conditions set forth in the Stock Purchase Agreement, Tandem has agreed to purchase, 50,000 shares of the Company's Class B Convertible Preferred Stock, without par value (the "Class B Preferred Stock"), which shares of Class B Preferred Stock are convertible into shares of the Company's Common Stock par value $.001 per share (the "Common Stock");

     WHEREAS, Oracle and certain persons associated with Oracle are the holders of shares of the Company's Class A Convertible Preferred Stock, without par value (the "Class A Preferred Stock"), the terms of which will be modified and amended as a result of the issuance and sale of the Class B Preferred Stock to Tandem;

     WHEREAS, in order to induce Tandem to enter into the Stock Purchase Agreement and to induce Oracle and the holders of the Class A Preferred Stock to agree to the modification of the terms thereof, each of the Selling Shareholders agrees to restrict the transfer of the shares of capital stock of the Company registered in the name thereof or beneficially owned thereby;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree to be legally bound as follows:

     Section 1. Ownership of Shares. Each of the Selling Shareholders represents and warrants that all shares of capital stock of the Company owned thereby, and all options, rights, warrants or other securities convertible into, exchangeable or exercisable for or evidencing any right to purchase or subscribe for shares of capital stock of the Company (whether owned of record or beneficially), or any beneficial interest therein, are set forth and described beside such Selling Shareholder's name on Exhibit A attached hereto (together with any such shares of capital stock, options, rights, warrant or other securities subsequently acquired by any of the Selling Shareholders, the "Covered Securities"). The Company represents and warrants that each such Selling Shareholder is the owner of record of all Covered Securities set forth and described beside such Selling Shareholder's name.

     Section 2. Lock-Up. Each of the Selling Shareholders hereby acknowledges and agrees that during the period beginning on the date hereof and ending on the Termination Date, as hereinafter defined (the "Lock-up Period"), such Selling Shareholder, without the prior written consent of Oracle (so long as any shares of the Company's Class A Preferred Stock or any shares of Common Stock issued upon conversion thereof remain outstanding and are owned of record or beneficially by Oracle or any affiliate thereof) and Tandem (so long as any shares of the Company's Class B Preferred Stock or any shares of Common Stock issued upon conversion thereof remain outstanding and are owned of record or beneficially by Tandem or any affiliate thereof), will not (A) directly or indirectly, agree or offer to sell, sell, contract to sell, grant an option for the purchase or sale of, assign, transfer, pledge, hypothecate, distribute or otherwise encumber or dispose of (each, a "Disposition") any Covered Securities owned thereby, except for (i) transfers to members of his "immediate family" (as defined in Rule 16a-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) provided each such transferee agrees in writing to comply with the provisions of this Agreement as to the transfer of such securities, (ii) in the case of the Partnership, sales of shares of Common Stock which realize gross proceeds in the aggregate of not more than $400,000, provided that Oracle shall have received written notice at least ninety (90) days prior to any such sale stating the number of shares of Common Stock to be sold and shall have had the opportunity during such ninety
(90) day period to arrange a private sale to one or more buyers at a price mutually agreed upon by the Partnership and Oracle and (iii) in the case of Sammis, sales of shares of Common Stock which realize gross proceeds in the aggregate of not more than $200,000, provided that Oracle shall have received written notice at least ninety (90) days prior to any such sale stating the number of shares of Common Stock to be sold and shall have had the opportunity during such ninety (90) day period to arrange a private sale to one or more buyers at a price mutually agreed upon by Sammis and Oracle or (B) engage in any activities such as short sales, "sales against the box," or any other derivative activities which create a "put equivalent position" under regulations adopted under Section 16 of the Exchange Act, or in any other hedging transactions designed or reasonably likely to result in a Disposition of any Covered Securities.

     Section 3. Termination Date. This Agreement shall terminate on the earlier to occur of (A) the date on which all issued and outstanding shares of the Company's Class A Preferred Stock and Class B Preferred Stock are converted into shares of Common Stock or redeemed or otherwise retired by the Company, (B) the effective date of any consolidation, merger or statutory share exchange (other than a merger with a wholly-owned subsidiary of the Company or a consolidation, merger, share exchange or other business combination in which the outstanding voting stock of the Company immediately prior to such consolidation, merger, share exchange or business combination constitutes a majority of the voting stock of the surviving entity) in which the outstanding shares of capital stock of the Company are exchanged for securities or other consideration of or from another corporation, or a sale of all or substantially all the assets or stock of the Company, provided that the holders of the Company's Class A Preferred Stock and the Company's Class B Preferred Stock shall receive on the effective date of such event an amount equal to or greater than the Class A Liquidation Preference and the Class B Preference Amount, respectively (as such terms are defined in the Company's Amended and Restated Articles of Incorporation, as amended (the "Articles of Incorporation")), in cash, readily marketable securities or other property, (C) the public offering pursuant to a firm commitment underwriting at a price to the public of at least $5.00 per share of Common Stock of the Company (as adjusted proportionally for any stock dividends, combinations or splits) registered in compliance with the Securities Act of 1933, as amended and applicable rules and regulations thereunder and registered, qualified or exempt from registration or qualification under or in compliance with any applicable state securities laws which shall have resulted in the receipt by the Company of net proceeds of at least $10,000,000 (after the payment of expenses, including underwriting discounts and commissions but before any proceeds from the exercise of any underwriter's over-allotment option) for the Common Stock of the Company offered thereunder or (D) the date which is twenty-four (24) months from the date hereof (the "Termination Date").

     Section 4. Stop-transfer Order; Securities Legend. Each of the Selling Shareholders hereby consents to the placing of a stop-transfer order on the books of the Company or with the transfer agent of the Company's capital stock with respect to any of the Covered Securities or instruments convertible into or exchangeable for Covered Securities registered in the name of such Selling Shareholder or beneficially owned thereby. The Company hereby covenants to cause all such stop-transfer orders to be placed. Each of the Selling Shareholders hereby consents to the placing of a legend substantially in the following form, and covenants to submit (simultaneously with the execution of this Agreement or promptly upon receipt of any certificate representing Covered Securities in the future) any such certificates to the Company for the placing of such legend, on all certificates owned thereby representing shares of Covered Securities or instruments convertible into or exchangeable for Covered
Securities:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN RESTRICTED IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN LOCK-UP AGREEMENT, DATED NOVEMBER 25, 1997 (AS SUCH AGREEMENT MAY FROM TIME TO TIME BE AMENDED, THE "LOCK-UP AGREEMENT"), AMONG CLINICOR, INC., O'DONNELL FAMILY LIMITED PARTNERSHIP, MESSRS. ROBERT S. SAMMIS AND THOMAS P. O'DONNELL, ORACLE PARTNERS, L.P. AND SIRROM CAPITAL CORPORATION D/B/A TANDEM CAPITAL, AND SUCH SECURITIES MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS OF SUCH LOCK-UP AGREEMENT.

The foregoing legend and any stop-transfer order described in this Section 4 shall only be removed with respect to any of the Covered Securities or instruments convertible into or exchangeable for Covered Securities, or the shares represented thereby, upon the advice of counsel to the Company.

     Section 5. Governing Law; Amendments. This Agreement shall in all respects be construed in accordance with and governed by the laws of the State of Texas applicable to contracts to be wholly performed in such state. This Agreement may not be amended or modified, nor may any Covered Securities be released for the operation of this Agreement except in a writing signed by the party or parties to be charged therewith.

     Section 6. Jurisdiction and Venue. Pledgors hereby consent to the jurisdiction of the courts of the States of Tennessee and New York and the United States District Court for each of the Middle District of Tennessee and the Southern District of New York, as well as to the jurisdiction of all courts from which an appeal may be taken from such courts, for the purpose of any suit, action or other proceeding arising out of any of its obligations arising under this Agreement or with respect to the transactions contemplated hereby, and expressly waives any and all objections it may have as to venue in any of such courts.

     Section 7. Waiver of Trial by Jury. EACH OF THE PARTIES HERETO HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDINGS, CLAIMS OR COUNTER-CLAIMS, WHETHER IN CONTRACT OR TORT, AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT.

     Section 8.  Notices.   All communications provided for hereunder shall be
in writing and shall be delivered personally, or mailed by registered mail, or by prepaid overnight air courier, or by facsimile communication, in each case addressed:

    If to the Company:  Clinicor, Inc.

                         1717 West Sixth Street, Suite 400
                         Austin, TX  78703
                         Fax:  (512) 477-0027
                         Attention:  Robert S. Sammis

     with a copy to:     Graves, Dougherty, Hearon & Moody
                         515 Congress Avenue
                         Suite 2300
                         Austin, TX  78701
                         Fax:  (512) 478-1976
                         Attention:  Karen Bartoletti, Esq.

     If to Sammis:       Robert S. Sammis
                         3709 Gilbert Street
                         Austin, Texas  78703-2006

     If to Partnership
     or O'Donnell:       Thomas P. O'Donnell
                         5208 Cuesta Verde
                         Austin, Texas  78746

     with a copy to:     Akin, Gump, Strauss, Hauer and Feld, L.L.P.
                         1900 Frost Bank Plaza
                         816 Congress Avenue
                         Austin, Texas
                         Fax:  (512) 499-6200
                         Attention:  Brandon C. Janes

     If to Oracle:       Oracle Partners, L.P.
                         712 Fifth Avenue, 45th Floor
                         New York, New York  10019
                         Fax:  (212) 459-0863
                         Attention:  Larry Feinberg

     with a copy to:     Kane Kessler, P.C.
                         1350 Avenue of the Americas
                         New York, New York  10019
                         Fax:  (212) 245-3009
                         Attention:  Steven E. Cohen, Esq.

     If to Tandem:       Tandem Capital, Inc.
                         500 Church Street, Suite 200
                         Nashville, Tennessee  37219
                         Fax:  (615) 726-1208
                         Attention:  Craig Macnab

     with a copy to:     Sherrard & Roe, PLC
                         424 Church Street, Suite 2000
                         Nashville, Tennessee  37219
                         Fax:  (615) 742-4539

                         Attention:  Donald I.N. McKenzie, Esq.

or such other address as any party may designate to the other parties hereto in writing, provided, however, that a notice sent by overnight air courier shall only be effective if delivered at a street address designated for such purpose by such person and a notice sent by facsimile communication shall only be effective if made by confirmed transmission at a telephone number designated for such purpose by such person.

     Section 9. Headings. Section numbers and headings used herein are for convenience only and are not to affect the construction of or to be taken into consideration in interpreting this Agreement.



                 [Remainder of page intentionally left blank.]

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement, or have caused this Agreement to be duly executed by a duly authorized officer, all as of the day first above written.


                                   CLINICOR:

                                   CLINICOR, INC.,
                                   a Nevada corporation


                                   By:   /s/ JAMES W. CLARK, JR.
                                             TREASURER & CFO
                                        -----------------------------------
                                   Name: James W. Clark, Jr.
                                        -----------------------------------
                                   Its:  TREASURER AND CFO
                                        -----------------------------------

WITNESS:                           SELLING SHAREHOLDERS:


  /s/ ROBERT M. DAY                /s/ ROBERT S. SAMMIS
 ------------------------------    ----------------------------------------
                                   Robert S. Sammis


  /s/ LISA CHILDERS                /s/ THOMAS P. O'DONNELL
 --------------------------------  ----------------------------------------
                                   Thomas P. O'Donnell


                                   O'DONNELL FAMILY LIMITED PARTNERSHIP


                                   By Its General Partner:

                                           O'DONNELL PARTNERSHIP
                                           MANAGEMENT CORP.



                                           By: /s/ KRISTINA BREEN O'DONNELL
                                              -----------------------------
                                           Name: Kristina Breen O'Donnell
                                                ---------------------------
                                           Its:   President
                                               ----------------------------

                                        ORACLE:

                                        ORACLE PARTNERS, L.P.,
                                        a Delaware limited partnership


                                        By:  /s/ LARRY N. FEINBERG
                                           -------------------------------------
                                        Name:  Larry Feinberg
                                             -----------------------------------
                                        Title: Managing General Partner
                                              ----------------------------------

                                        QUASAR INTERNATIONAL PARTNERS, C.V.


                                        By: /s/ LARRY N. FEINBERG
                                           -------------------------------------
                                        Name:  Larry Feinberg, as President of
                                             -----------------------------------
                                        Title: Oracle Management, Inc.,
                                               Investment Advisor
                                              ----------------------------------


                                        ORACLE INSTITUTIONAL PARTNERS, L.P.


                                        By:  /s/ LARRY N. FEINBERG
                                           -------------------------------------
                                        Name:  Larry Feinberg
                                             -----------------------------------
                                        Title: Managing General Partner
                                              ----------------------------------

                                        GSAM ORACLE FUND, INC.


                                        By:  /s/ LARRY N. FEINBERG
                                           -------------------------------------
                                        Name:  Larry Feinberg, as President of
                                             -----------------------------------
                                        Title: Oracle Management,Inc.,
                                               Investment Advisor
                                              ----------------------------------

                                        TANDEM:

                                        SIRROM CAPITAL CORPORATION,
                                        a Tennessee corporation
                                        d/b/a Tandem Capital, Inc.


                                        By: /s/ CRAIG MACNAB
                                           -------------------------------------
                                           Craig Macnab
                                           Vice President

                                   SCHEDULE A


O'Donnell Family Limited                             787,536 common shares owned
Partnership

Robert S. Sammis                                     700,000 common shares owned
                                                      33,334 exercisable options
                                                   116,666 unexercisable options

Thomas P. O'Donnell                                   33,334 exercisable options
                                                   116,666 unexercisable options